Exhibit 23.2

CONSENT OF THE INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73026) and S-8 (333-09165, 333-49231, 333-90845, 333-51684, 333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated March 8, 2006, relating to the financial statements of Australian Railroad Group Pty Ltd included in the Annual Report of Genesee & Wyoming Inc. (Form 10-K) for the year ended December 31, 2005.

/s/    Ernst & Young

Perth, Australia

March 13, 2006